Exhibit 99.1

Fairchild Semiconductor Reports Results for the Third Quarter of 2009

•	Order Rates Remain Solid Across Broad Range of End Markets and Regions
•	Combined Channel and Internal Inventories Down $26 Million from the Prior Quarter, Channel Weeks of Inventory at Record Low
•	$86 Million Free Cash Flow Through First Three Quarters of 2009 is Already at Record Annual Level

Fairchild Semiconductor (NYSE: FCS), a leading global supplier of high performance products to drive energy-efficiency, today announced results for the third quarter ended September 27, 2009. Fairchild reported third quarter sales of $331.8 million, up 19% from the prior quarter and 23% lower than the third quarter of 2008.

Fairchild reported third quarter net income of $2.7 million or $0.02 per diluted share compared to a net loss of $24.9 million or $0.20 per share in the prior quarter and net income of $26.7 million or $0.21 per diluted share in the third quarter of 2008. Gross margin was 26.0% compared to 23.2% in the prior quarter and 29.9% in the year ago quarter. Included in these results is $3 million of accelerated depreciation and a favorable $0.1 million inventory reserve release related to previously announced fab closures.

Fairchild reported third quarter adjusted net income of $14.9 million or $0.12 per diluted share, compared to an adjusted net loss of $3.5 million or $0.03 per share in the prior quarter and adjusted net income of $34.0 million or $0.27 per diluted share in the third quarter of 2008. Adjusted gross margin was 26.9%, up 2 percentage points sequentially and 3 percentage points lower than in the third quarter of 2008. Adjusted gross margin excludes accelerated depreciation and inventory write-offs/reserve releases related to fab closures. Adjusted net income and loss excludes amortization of acquisition-related intangibles, restructuring and impairments, gain on sale of equity investment, impairment of equity investment, gain associated with debt buyback, accelerated depreciation and inventory write-offs/reserve releases related to fab closures, and associated net tax benefits of these items and other acquisition-related intangibles.

“We executed well in the third quarter to post strong sales and earnings gains while making further progress on inventories,” said Mark Thompson, Fairchild’s president and CEO. “Our channel inventories are at record low levels and we are committed to maintaining a very lean supply chain. We plan to ship much closer to actual end market consumption rates in the fourth quarter and will adjust our shipments as required to keep channel inventories roughly flat to our current levels as we exit the year. As a result of our disciplined cost control, lower capital spending and effective management of inventory and working capital, our free cash flow generation in the first three quarters of 2009 is greater than our free cash flow generation for any full year in our history. Our guidance for the fourth quarter reflects the significant leverage in our business model that enables us to deliver higher margins, earnings and cash flow at much lower revenue levels than in the past.

End Markets and Channel Activity

“We under-shipped distribution sell-through again in the third quarter resulting in an approximately $11 million reduction in channel inventory,” said Thompson. “Our channel inventory is now at a record low 9.6 weeks. Order rates were solid throughout the quarter across a broad range of end markets enabling us to increase our backlog position from a quarter ago. Overall product pricing in Q3 improved to down about 2 percent sequentially which we believe marks the inflection point for prices in this cycle. Stronger demand caused lead times to increase to a more normal range of 6 to 8 weeks during the quarter.

Third Quarter Financials

“We posted solid financial progress in all major aspects of our business,” said Mark Frey, Fairchild’s executive vice president and CFO. “We raised factory loadings throughout the quarter while maintaining our disciplined cost management to deliver gross margins at the high end of our guidance range. R&D and SG&A expenses were better than expected at just over $68 million. Cash and securities increased $29 million from the prior quarter to $453 million which reflects cash flow from operations of $46 million and capital spending of $12 million. Through the first three quarters of 2009 we generated $86 million of free cash flow which is already higher than any full year results in our history.

Current Status of Fourth Quarter Business

“Our scheduled backlog for fourth quarter shipments is currently about $333 million which is roughly $33 million higher than this point a quarter ago,” said Frey. “Included in this amount is approximately $20 million of backlog that we booked in the first two and a half weeks of this quarter. Given that bookings typically moderate after mid-November and we are focused on maintaining the current weeks of inventory level in the distribution channel, we believe sales in the range of $333 to $343 million are possible for the fourth quarter. For this range of revenue, we anticipate gross margin to be between 28% and 30% percent. We expect R&D and SG&A spending to be roughly $70 million in Q4. Interest expense for the fourth quarter is expected to be roughly $4.5 million while our adjusted tax rate should be in the range of 15 to 20%. We anticipate recording approximately $3 million in charges and $2 million of accelerated depreciation in the fourth quarter associated with previously announced fab closure actions. As with last quarter, we are not assuming any obligation to update this information, although we may choose to do so before we announce fourth quarter results.”

Adjusted gross margin, adjusted net income and loss and free cash flow are non-GAAP financial measures and should not be considered replacements for GAAP results. We exclude accelerated depreciation and inventory write-offs/reserves related to fab closures from GAAP gross margins to determine adjusted gross margins. To determine adjusted net income/loss, we exclude amortization of acquisition-related intangibles, restructuring and impairments, gain on sale of equity investment, impairment of equity investment, gain associated with debt buyback, accelerated depreciation and inventory write-offs/ reserve releases related to fab closures, and associated net tax benefits of these items and other acquisition-related intangibles from GAAP net income/loss. To determine free cash flow, we subtract capital expenditures from GAAP cash provided by operating activities. Fairchild presents adjusted results because its management uses them as additional measures of the company’s operating performance, and management believes adjusted financial information is useful to investors because it illuminates underlying operational trends by excluding significant non-recurring, non-cash or otherwise unusual transactions. Fairchild’s criteria for determining adjusted results may differ from methods used by other companies, and should not be regarded as a replacement for corresponding GAAP measures.

Special Note on Forward Looking Statements:

Some of the paragraphs above, including the one headed “Current Status of Fourth Quarter Business,” contain forward-looking statements that are based on management’s assumptions and expectations and involve risk and uncertainty. Other forward-looking statements may also be found in this news release. Forward-looking statements usually, but do not always contain forward-looking terminology such as “we believe,” “we expect,” or “we anticipate,” or refer to management’s expectations about Fairchild’s future performance. Many factors could cause actual results to differ materially from those expressed in forward-looking statements. Among these factors are the following: failure to maintain order rates at expected levels; failure to achieve expected savings from cost reduction actions or other adverse results from those actions; changes in demand for our products; changes in inventories at our customers and distributors; technological and product development risks, including the risks of failing to maintain the right to use some technologies or failing to adequately protect our own intellectual property against misappropriation or infringement; availability of manufacturing capacity; the risk of production delays; availability of raw materials at competitive prices; competitors’ actions; loss of key customers, including but not limited to distributors; the inability to attract and retain key management and other employees; order cancellations or reduced bookings; changes in manufacturing yields or output; risks related to warranty and product liability claims; risks inherent in doing business internationally; changes in tax regulations or the migration of profits from low tax jurisdictions to higher tax jurisdictions; regulatory risks and significant litigation. These and other risk factors are discussed in the company’s quarterly and annual reports filed with the Securities and Exchange Commission (SEC) and available at the Investor Relations section of Fairchild Semiconductor’s web site at investor.fairchildsemi.com or the SEC’s web site at www.sec.gov.

About Fairchild Semiconductor:

Fairchild Semiconductor (NYSE: FCS) is a global leader delivering energy-efficient power analog and power discrete solutions. Fairchild is The Power Franchise®, providing leading-edge silicon and packaging technologies, manufacturing strength and system expertise for consumer, communications, industrial, portable, computing and automotive systems. An application-driven, solution-based semiconductor supplier, Fairchild provides online design tools and design centers worldwide as part of its comprehensive Global Power ResourceSM. Please contact us on the web at www.fairchildsemi.com.

Fairchild Semiconductor International, Inc.

Consolidated Statements of Operations

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 27, 2009	June 28, 2009	September 28, 2008	September 27, 2009	September 28, 2008
Total revenue	$331.8	$277.9	$428.3	$833.0	$1,253.3
Cost of sales (1)	245.5	213.3	300.1	648.1	883.0

Gross margin	86.3	64.6	128.2	184.9	370.3

Gross margin %	26.0%	23.2%	29.9%	22.2%	29.5%
Operating expenses:
Research and development (2)	24.9	25.6	29.1	74.3	89.2
Selling, general and administrative (3)	43.4	43.7	54.7	131.8	173.4
Amortization of acquisition-related intangibles	5.6	5.6	5.5	16.7	16.6
Restructuring and impairments	4.1	11.3	1.8	22.1	13.3

Total operating expenses	78.0	86.2	91.1	244.9	292.5

Operating income (loss)	8.3	(21.6)	37.1	(60.0)	77.8
Other expense, net	4.4	5.7	5.4	15.4	16.9

Income (loss) before income taxes	3.9	(27.3)	31.7	(75.4)	60.9
Provision (benefit) for income taxes	1.2	(2.4)	5.0	(2.1)	10.2

Net income (loss)	$2.7	$(24.9)	$26.7	$(73.3)	$50.7

Net income (loss) per common share:
Basic	$0.02	$(0.20)	$0.21	$(0.59)	$0.41

Diluted	$0.02	$(0.20)	$0.21	$(0.59)	$0.40

Weighted average common shares:
Basic	123.9	123.9	124.4	123.8	124.6

Diluted	127.5	123.9	125.0	123.8	125.3

(1) Equity compensation expense included in cost of sales	$2.4	$0.6	$1.3	$3.2	$3.6
(2) Equity compensation expense included in research and development	$1.1	$1.2	$1.0	$2.6	$3.2
(3) Equity compensation expense included in selling, general and administrative	$1.7	$2.1	$1.7	$5.9	$10.0

Fairchild Semiconductor International, Inc.

Reconciliation of Net Income (Loss) To Adjusted Net Income (Loss)

(In millions)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 27, 2009	June 28, 2009	September 28, 2008	September 27, 2009	September 28, 2008
Net income (loss)	$2.7	$(24.9)	$26.7	$(73.3)	$50.7
Adjustments to reconcile net income (loss) to adjusted net income (loss):
Restructuring and impairments	4.1	11.3	1.8	22.1	13.3
Gain on sale of equity investment (1)	—	(0.2)	—	(0.2)	—
Impairment of equity investment (1)	—	2.3	—	2.3	—
Gain associated with debt buyback (1)	—	(0.8)	—	(0.8)	—
Accelerated depreciation on assets related to fab closure (2)	3.0	3.7	—	6.7	—
Inventory write-off(release) associated with fab closure (2)	(0.1)	0.6	—	0.5	—
Costs associated with the redemption of convertible debt (1)	—	—	—	—	0.4
Amortization of acquisition-related intangibles	5.6	5.6	5.5	16.7	16.6
Associated net tax effects of the above and other acquisition-related intangibles	(0.4)	(1.1)	—	(2.7)	0.2
Tax effects from finalized tax filings and positions	—	—	—	—	(2.5)

Adjusted net income (loss)	$14.9	$(3.5)	$34.0	$(28.7)	$78.7

Adjusted net income (loss) per common share:
Basic	$0.12	$(0.03)	$0.27	$(0.23)	$0.63

Diluted	$0.12	$(0.03)	$0.27	$(0.23)	$0.63

(1)	Recorded in other expense, net
(2)	Recorded in cost of sales

Fairchild Semiconductor International, Inc.

Reconciliation of Gross Margin To Adjusted Gross Margin

(In millions)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 27, 2009	June 28, 2009	September 28, 2008	September 27, 2009	September 28, 2008
Gross margin	$86.3	$64.6	$128.2	$184.9	$370.3
Adjustments to reconcile gross margin to adjusted gross margin:
Accelerated depreciation on assets related to fab closure	3.0	3.7	—	6.7	—
Inventory write-off (release) associated with fab closure	(0.1)	0.6	—	0.5	—

Adjusted gross margin	$89.2	$68.9	$128.2	$192.1	$370.3

Adjusted gross margin %	26.9%	24.8%	29.9%	23.1%	29.5%

Adjusted net income (loss), adjusted net income (loss) per share, and adjusted gross margin should not be considered as alternatives to net income (loss), net income (loss) per share, gross margin or other measures of consolidated operations and cash flow data prepared in accordance with accounting principles generally accepted in the United States of America, as indicators of our operating performance, or as alternatives to cash flow as a measure of liquidity.

Fairchild Semiconductor International, Inc.

Consolidated Balance Sheets

(In millions)

(Unaudited)

	September 27, 2009	June 28, 2009	December 28, 2008
ASSETS
Current assets:
Cash and cash equivalents	$416.4	$383.6	$351.5
Short-term marketable securities	0.7	0.8	0.8
Receivables, net	131.5	115.5	155.6
Inventories	182.6	197.9	231.0
Other current assets	43.1	36.9	40.0

Total current assets	774.3	734.7	778.9
Property, plant and equipment, net	662.7	682.7	731.6
Intangible assets, net	86.7	92.3	102.1
Goodwill	161.3	161.7	161.7
Long-term securities	35.4	39.0	34.6
Other assets	40.9	37.4	40.9

Total assets	$1,761.3	$1,747.8	$1,849.8

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$5.3	$5.3	$5.3
Accounts payable	106.8	106.3	94.4
Accrued expenses and other current liabilities	67.1	60.9	94.4

Total current liabilities	179.2	172.5	194.1
Long-term debt, less current portion	511.3	512.6	529.9
Other liabilities	63.4	62.2	65.9

Total liabilities	753.9	747.3	789.9
Temporary equity—deferred stock units	2.2	2.1	2.8
Total stockholders' equity	1,005.2	998.4	1,057.1

Total liabilities, temporary equity and stockholders' equity	$1,761.3	$1,747.8	$1,849.8

Fairchild Semiconductor International, Inc.

Condensed Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Three Months Ended	Nine Months Ended
	September 27, 2009	September 27, 2009	September 28, 2008
Cash flows from operating activities:
Net income (loss)	$2.7	$(73.3)	$50.7
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	41.1	120.7	100.8
Non-cash stock-based compensation expense	5.2	11.7	16.8
Non-cash restructuring and impairments expense	—	0.8	8.0
Gain on debt buyback	—	(0.8)	—
Gain on sale of equity investment	—	(0.2)	—
Write-off of equity investment	—	2.3	—
Deferred income taxes, net	(3.9)	(11.6)	2.6
Other	0.4	0.9	2.0
Changes in operating assets and liabilities, net of acquisitions	0.6	68.4	(10.2)

Cash provided by operating activities	46.1	118.9	170.7

Cash flows from investing activities:
Capital expenditures	(11.6)	(33.0)	(133.1)
Purchase of marketable securities	(0.1)	(0.4)	(3.8)
Sale of marketable securities	—	0.3	5.0
Maturity of marketable securities	0.1	0.2	0.2
Other	(0.4)	(1.2)	(3.0)
Acquisitions	—	(1.5)	—

Cash used in investing activities	(12.0)	(35.6)	(134.7)

Cash flows from financing activities:
Repayment of long-term debt	(1.3)	(17.7)	(203.1)
Issuance of long-term debt	—	—	150.0
Proceeds from issuance of common stock and from exercise of stock options, net	—	—	7.2
Purchase of treasury stock	—	—	(15.9)
Other	—	(0.7)	(3.4)

Cash used in financing activities	(1.3)	(18.4)	(65.2)

Net change in cash and cash equivalents	32.8	64.9	(29.2)
Cash and cash equivalents at beginning of period	383.6	351.5	409.0

Cash and cash equivalents at end of period	$416.4	$416.4	$379.8

Fairchild Semiconductor International, Inc.

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow

(In millions)

(Unaudited)

	Three Months Ended	Nine Months Ended
	September 27, 2009	September 27, 2009	September 28, 2008
Cash provided by operating activities	$46.1	$118.9	$170.7
Capital expenditures	(11.6)	(33.0)	(133.1)

Free cash flow	$34.5	$85.9	$37.6

Editorial Contacts:

Fairchild Semiconductor:	Fairchild Semiconductor:	Agency Contact:
Patti Olson	Dan Janson	Topaz Partners
Corporate Communications	Investor Relations	Paul R. Hughes
(800) 341-0392 X 8728	(207) 775-8660	(781) 404-2416
Email: patti.olson@fairchildsemi.com	Email: investor@fairchildsemi.com	phughes@topazpartners.com